Exhibit 13.1

Certification by the Co-Principal Executive Officers

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of DouYu International Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Mingming Su, Hao Cao, and Simin Ren, co-principal executive officers of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 29, 2024

By:	/s/ Mingming Su
	Name:	Mingming Su
	Title:	Chief Strategy Officer, Director
(co-principal executive officer)

By:	/s/ Hao Cao
	Name:	Hao Cao
	Title:	Vice President, Director
(co-principal executive officer)

By:	/s/ Simin Ren
	Name:	Simin Ren
	Title:	Vice President, Director
(co-principal executive officer)